POWER OF ATTORNEY
(SEC Reporting Forms)

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Kim Ann Mink, Joshua Horenstein, Han Kieftenbeld and Michael Lestino, each signing singly, the undersigned?s true and lawful attorney-in-fact to: (i)?execute for and on behalf of the undersigned, in the undersigned?s capacity as an officer and/or director and/or owner of greater than 10% of the outstanding Common
Stock of Innophos Holdings, Inc., a Delaware corporation (the ?Company?), Forms?3, 4, and 5 in accordance with Section?16(a) of the Securities Exchange Act of 1934 and the rules thereunder as well as a Schedule?13D or Schedule?13G and any amendments thereto; (ii)?do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form?3, 4, or 5 and Schedule? 13D or Schedule?13G and any amendments thereto and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority, including Nasdaq; and (iii)?take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact?s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the under signed might or could do if personally present, with full power of substitution and re-substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact?s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that none of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is assuming, nor is the Company assuming, any of the undersigned?s responsibilities to comply with Section?16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms?3, 4, and 5 or Schedule?13D or Schedule?13G with respect to the undersigned?s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to all the foregoing attorneys-in-fact.

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IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed as of the date written below.

Dated: April 23, 2017

/s/Mark E. Santangelo
_____________________________
Mark E. Santangelo